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                                 EXHIBIT 10.12

                                IMPORTANT NOTICE

         THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS A CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

                               DEED OF TRUST NOTE


$500,000.00                                                     January 25, 1996
                                                                Washington, D.C.


         FOR VALUE RECEIVED, SARNIA CORPORATION, a Virginia corporation (the "Borrower"), promises to pay to the order of THE RIGGS NATIONAL BANK OF WASHINGTON, D.C., a national banking association (the "Lender"), at 808 17th Street, N.W., Washington, D.C. 20006, or at such other place as the holder hereof may from time to time designate in writing, in lawful money of the United States of America, without defense, setoff or counterclaim, the principal sum of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00), together with interest as described below on the principal balance hereof from time to time outstanding, all in accordance with the following terms and provisions:

         1. INTEREST RATE. The unpaid principal balance of this Deed of Trust Note (as the same may be amended, modified or supplemented from time to time, the "Note") outstanding from time to time shall bear interest at a per annum rate equal to the Prime Rate (as defined below) plus 2.00%. The term "Prime Rate" shall mean the rate of interest reported in The Wall Street Journal newspaper in its "Money Rates" column as the "Prime Rate" and, if more than one rate or a range of rates is reported as the "Prime Rate," the higher or highest such rate, changing when and as such rate shall change. If The Wall Street Journal shall cease to publish the "Prime Rate," then "Prime Rate" shall mean that rate announced by the Lender from time to time as its prime rate of interest. The Prime Rate (determined by either method) is not necessarily the lowest rate of interest charged by the Lender on loans to its customers. The Borrower acknowledges that, with respect to all matters relevant hereto, a certificate signed by an officer of the Lender setting forth the Prime Rate in effect on any applicable date shall be binding and conclusive. Accrued interest shall be computed for actual days elapsed on the basis of a year of 365 or 366 days, as applicable.

         2. INTEREST PAYMENTS. Accrued interest shall be paid monthly in arrears on the first day of each calendar month, beginning on February 1, 1996, and on the Maturity Date (as defined below).

         3. PRINCIPAL PAYMENTS. The principal sum of this Note shall be paid in monthly installments of $41,667 each, due on the first day of each calendar month, beginning on February 1, 1996, and continuing on the first day of each succeeding calendar month thereafter until January 1, 1997 (the "Maturity Date"). The entire unpaid principal balance hereof together with all accrued and unpaid interest thereon shall be due and payable in full on the Maturity Date. The Borrower acknowledges and agrees that any extension of the Maturity Date granted by the Lender (which may be granted or denied by the Lender in its sole and absolute discretion) may not extend the Maturity Date beyond July 1, 1997, unless an extension beyond such date is approved in writing by IDS Life Insurance Company, a Minnesota corporation ("IDS").

         4. PREPAYMENT. This Note may be prepaid in whole or in part at any time, without premium or penalty. Partial prepayments shall be applied to installments due hereunder in the inverse order of their maturities.





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         5.      APPLICATION OF PAYMENTS.  Payments made hereunder shall be applied first to accrued late charges, next to any amounts due under the Loan Documents (as defined below), next to accrued interest hereon and any remainder to the principal balance hereof.

         6. LOAN DOCUMENTS. The performance of the Borrower's obligations hereunder is secured by (a) a Deed of Trust, Assignment and Security Agreement of even date herewith (as the same may be amended, modified or supplemented from time to time, the "Deed of Trust") from the Borrower to C. Christopher Giragosian and Sandra P. Mozingo, as trustees, granting a second lien on certain property owned by the Borrower and located in Fairfax County, Virginia, and more particularly described in the Deed of Trust (the "Property"). This Note, the Deed of Trust and any other document executed or delivered by the Borrower in connection herewith shall be referred to herein as the "Loan Documents."

         7. DEFAULT. An Event of Default shall occur hereunder if (a) the borrower shall fail to pay any amount due under this Note and such failure shall continue for a period of seven days, or (b) if a default or an "Event of Default" occurs under a Loan Document and is not cured within any applicable grace period. Upon the occurrence of an Event of Default hereunder, the entire principal balance hereof, all accrued interest thereon and all other amounts payable hereunder and under the Loan Documents shall become immediately due and payable at the option of the Lender. Any delay by the Lender in exercising or any failure of the Lender to exercise the aforesaid option to accelerate with respect to an Event of Default shall not constitute a waiver of its right to exercise such option with respect to that or any subsequent Event of Default. Acceleration of maturity, once claimed hereunder by the holder hereof may be rescinded, at such holder's option, by written acknowledgement to that effect, but the tender and acceptance of partial payment or partial performance alone shall not in any way affect or rescind such acceleration of maturity. After the occurrence of an Event of Default, interest shall accrue on all amounts due hereunder at a rate of 2.0% per annum above the rate or rates of interest then payable hereunder. Notwithstanding the foregoing, or any term or provision contained elsewhere herein or in any other Loan Document to the contrary, an Event of Default hereunder or under any Loan Document shall not be deemed to have occurred until IDS shall have received notice thereof and an additional twenty (20)-day period after actual receipt of such notice by IDS shall have expired and IDS fails within such time period to cure such Event of Default.

         8. LATE CHARGE. The Borrower shall pay to the Lender a late charge equal to 5% of any amount due hereunder that is not received by the Lender within ten days after the date on which such amount is due.

         9. WAIVER; EXTENSIONS. Presentment, demand, notice of dishonor, protest and the benefits of the homestead and all other exemptions provided debtors are hereby waived. The Borrower agrees that it shall remain liable for the payment hereof notwithstanding any agreement for the extension of the due date of any amount payable hereunder made by the Lender after the maturity thereof.

         10. CONFESSION OF JUDGMENT. Upon the occurrence of an Event of Default hereunder, the borrower does hereby duly constitute and appoint Robert
C. Roane, C. Christopher Giragosian, Linda Lemmon Najjoum, or Bradley R. Duncan, or any of them, as the true and lawful attorney-in-fact for the Borrower in its name, place and stead, to confess judgment against the Borrower, in favor of the Lender in the amount of the unpaid principal balance of this Note together with any accrued and unpaid interest and late charges and reasonable attorneys' fees and costs, to consent to jurisdiction and to acknowledge service of process necessary in such a confession, in the Circuit Court of Fairfax County, Virginia, or in the United States District Court for the Eastern District of Virginia, Alexandria Division, hereby ratifying and confirming the acts of said attorney-in-fact as if done by the Borrower. No single exercise of the foregoing power to confess judgment shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable or void, but the power shall continue undiminished, and it may be exercised from time to time as often as the Lender shall elect, until such time as





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the Lender shall have received payment in full of all indebtedness of the
Borrower to the Lender, together with all other costs and indebtedness of the Borrower under the Loan Documents. Any judgment lien so obtained shall be subject to the first lien rights and interests of IDS under the first lien deed of trust from the Borrower securing its obligations to IDS.

         11. WAIVER OF JURY TRIAL. THE LENDER AND THE BORROWER IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE AND ANY OTHER LOAN DOCUMENT, THE TRANSACTIONS CONTEMPLATED IN THE LOAN DOCUMENTS, THE DOCUMENTS AND INSTRUMENTS EVIDENCING OR SECURING ANY PRIOR INDEBTEDNESS OF THE BORROWER TO THE LENDER AND ANY RELATED DOCUMENTS, AND THE BORROWER FURTHER WAIVES ANY RIGHT TO FILE ANY SUCH COUNTERCLAIM AS PART OF ANY ACTION OR PROCEEDING FILED OR MAINTAINED BY THE LENDER TO COLLECT ANY INDEBTEDNESS OF ANY PARTY TO THE LENDER OR TO EXERCISE ANY RIGHTS OR REMEDIES AVAILABLE TO THE LENDER UNDER THE DOCUMENTS EVIDENCING OR SECURING SUCH INDEBTEDNESS, AT LAW, IN EQUITY OR OTHERWISE IN CONNECTION WITH OR RELATED TO SUCH INDEBTEDNESS.

         12. COLLECTION COSTS AND EXPENSES. The Borrower shall pay all reasonable costs, fees and expenses (including court costs and reasonable attorneys' fees) incurred by the Lender in collecting or attempting to collect any amount that becomes due hereunder or in seeking legal advice with respect to such collection or an Event of Default hereunder.

         13. NOTICES. All notices, requests, demands and other communications with respect hereto or any other Loan Document shall be in writing and shall be delivered by hand, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, to the following addresses:

                          If to the Lender,

                                  The Riggs National Bank of Washington, D.C.
                                  808 17th Street, N.W.
                                  Washington, D.C. 20006
                                  Attention:  Ms. Ana G. Tejblum

                          If to the Borrower,

                                  Sarnia Corporation
                                  6850 Versar Center
                                  Springfield, Virginia 22151
                                  Attention:  James C. Dobbs, Esq.

                          If to IDS,

                                  IDS Life Insurance Company
                                  733 Marquette Avenue
                                  Minneapolis, Minnesota 55402
                                  Attention: Real Estate Loan Management, Unit #401

Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) the business day after the day on which it is delivered by hand, (c) the business day after the day on which it is properly delivered to





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Federal Express (or a comparable overnight delivery service), or (d) the third business day after the day on which it is deposited in the United States mail. The Borrower or the Lender may change its address by notifying the other party of the new address in any manner permitted by this Paragraph 13.

         14. SEVERABILITY. If any provision of this Note, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of the provisions of this Note, or the application of such provision to other persons or circumstances, shall not be affected thereby, and each provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

         15. SUCCESSORS AND ASSIGNS. This Note shall be binding upon and inure to the benefit of the Borrower and the Lender, and their respective successors and assigns; provided, however, that the Borrower may not assign or delegate its obligations hereunder without the prior written consent of the Lender.

         16. PAYMENTS. All payments due hereunder shall be made in immediately available funds.

         17. OFFSET. If an Event of Default occurs hereunder and is not cured within any applicable grace period, then the Lender shall have the right to offset any amounts due hereunder against any deposit account now or hereafter maintained with the Lender by the Borrower.

         18. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without reference to conflict of laws principles.


         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized representative as of the day and year first above written.


                                        SARNIA CORPORATION,
                                        a Virginia corporation

                                        By:         /S/ C. I. Judkins, Jr.
                                           -----------------------------------
                                        Name:      Charles I. Judkins, Jr.
                                             ---------------------------------
                                        Title:         President
                                              --------------------------------